CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD November 17, 2006
To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at the Steigenberger Frankfurter Hof, Am Kaiserplatz, 60311 Frankfurt am Main, Germany on November 17, 2006, at 12:00 P.M., for the following purposes:

    (1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

    (2) to approve the adoption of CEL-SCI's 2006 Incentive Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan;

    (3) to approve the adoption of CEL-SCI's 2006 Non-Qualified Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

    (4) to approve the adoption of CEL-SCI's 2006 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

    (5) to approve an amendment to CEL-SCI's Stock Compensation Plan to provide for the issuance of up to 2,000,000 additional restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to the Company;

    (6) to approve the issuance of CEL-SCI's common stock for the conversion or payment of CEL-SCI's Series K notes and upon the exercise of CEL-SCI's Series K warrants;

    (7) to ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2007.

      to transact such other business as may properly come before the meeting.

      October 6, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of October 6, 2006, there were 82,754,928 issued and outstanding shares of CEL-SCI's common stock.

                                          CEL-SCI CORPORATION

October 11, 2006                          By:  Geert R. Kersten
                                               -------------------------------
                                               Chief Executive Officer


      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                      PLEASE MAIL YOUR PROXY CARD PROMPTLY

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT

The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on November 17, 2006, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about October 11, 2006.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

    Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table lists, as of October 6, 2006, the shareholdings of (i) each person owning beneficially 5% or more of CEL-SCI's common stock (ii) each officer who received compensation in excess of $100,000 during CEL-SCI's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class (3)
----------------                   ----------------        ----------------

Maximilian de Clara                   1,570,536                   1.9%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      6,286,737 (2)               7.3%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   1,664,693                   2.0%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     1,224,557                   1.5%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.            1,217,610                   1.5%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                           144,083                   0.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                  218,333                   0.3%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving                   447,424                   0.5%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                   219,601                   0.3%
1247 Dodgeton Drive
Frisco, TX 75034-1432

All Officers and Directors           12,993,574                  14.4%
as a Group (9 persons)


(1) Includes shares issuable prior to December 31, 2006 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
      Name                                  Prior to December 31, 2006
      ----                                -------------------------------

      Maximilian de Clara                          1,164,999
      Geert R. Kersten                             3,458,001
      Patricia B. Prichep                          1,104,834
      Eyal Talor, Ph.D.                              764,666
      Daniel H. Zimmerman, Ph.D.                     768,334
      John Cipriano                                   90,001
      Alexander G. Esterhazy                         198,333
      C. Richard Kinsolving, Ph.D.                   358,334
      Peter R. Young, Ph.D.                          185,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

ELECTION OF DIRECTORS

    Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

    All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Certain information concerning CEL-SCI's officers and directors follows:

Name                     Age  Position
----                     ---  --------

Maximilian de Clara       76  Director and President
Geert R. Kersten, Esq.    47  Director, Chief Executive Officer and Treasurer
Patricia B. Prichep       54  Senior Vice President of Operations and Secretary
Dr. Eyal Talor            49  Senior Vice President of Research and
                              Manufacturing
Dr. Daniel H. Zimmerman   64  Senior Vice President of Research, Cellular
                              Immunology
John Cipriano             63  Senior Vice President of Regulatory Affairs
Alexander G. Esterhazy    61  Director
Dr. C. Richard Kinsolving 69  Director
Dr. Peter R. Young        61  Director

    Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara. Mr. de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for CEL-SCI between February 1987 and October 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of the Company. Mr. Kersten also became CEL-SCI's Treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief Operating
Officer and in February 1995, Mr. Kersten became CEL-SCI's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of CEL-SCI. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate
Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990. Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

      Eyal Talor, Ph.D. has been CEL-SCI's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the Johns Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

      Daniel H. Zimmerman, Ph.D. has been CEL-SCI's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs since March 2004. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January

2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      CEL-SCI's Board of Directors met seven times during the year ended September 30, 2005. All of the Directors attended each of these meetings either in person or by telephone conference call.

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

      CEL-SCI has an audit committee and a compensation committee. The members of the audit committee are Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter Young. Dr. Peter Young serves as the audit committee's financial expert. In this capacity, Dr. Young is independent, as that term is defined in the listing standards of the American Stock exchange. CEL-SCI's Audit Committee Charter was filed as an exhibit to the proxy statement pertaining to CEL-SCI's 2003 Annual Shareholders' Meeting. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

      For purposes of electing directors at its annual meeting CEL-SCI does not have a nominating committee or a committee performing similar functions. CEL-SCI's board of directors does not believe a nominating committee is necessary since CEL-SCI's board of directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of CEL-SCI's independent directors.

      CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, CEL-SCI's board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

      CEL-SCI does not have a policy with regard to board member's attendance at annual meetings. All board members attended the last annual shareholder's meeting held on April 21, 2005.

      Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI's principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website located at www.cel-sci.com.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2005.

                                             All
                                            Other                        Other
                                            Annual   Restric-            Com-
                                            Compen- ted Stock  Options   pensa-
Name and Princi-    Fiscal   Salary  Bonus  sation   Awards    Granted   tion
 pal Position        Year     (1)    (2)     (3)      (4)        (5)      (6)
----------------    ------   ------  -----  -------  --------  -------   ------

Maximilian de Clara, 2005   $363,000    --  $72,041       --    50,000       --
President            2004   $363,000    --  $60,165       --    50,000       --
                     2003   $363,000    --  $65,121       --   574,999  $72,600

Geert R. Kersten,    2005   $370,585    --  $18,260  $12,700    50,000  $    30
Chief Executive      2004   $366,673    --  $18,690  $11,296    50,000       --
Officer and          2003   $354,087    --  $12,558  $ 9,244 1,890,000  $71,068
Treasurer

Patricia B. Prichep  2005   $159,864    --  $ 3,000  $ 9,404    30,000  $    30
Senior Vice          2004   $148,942    --  $ 3,000  $ 7,110    50,000       --
President of         2003   $147,904    --  $ 3,000  $ 4,902   580,000       --
Operations and
Secretary

Eyal Talor, Ph.D.    2005   $201,154    --  $ 3,000  $ 8,400    30,000  $    30
Senior Vice President2004   $192,373    --  $ 3,000  $ 4,797    50,000       --
of Research and      2003   $191,574    --  $ 3,000  $ 4,950   374,166       --
Manufacturing

                                             All
                                            Other                        Other
                                            Annual   Restric-            Com-
                                            Compen- ted Stock  Options   pensa-
Name and Princi-    Fiscal   Salary  Bonus  sation   Awards    Granted   tion
 pal Position        Year     (1)    (2)     (3)      (4)        (5)      (6)
----------------    ------   ------  -----  -------  --------  -------   ------

Daniel Zimmerman,    2005   $154,350    --  $ 3,000  $ 9,059    30,000  $    30
Ph.D, Senior Vice    2004   $147,613    --  $ 3,000  $ 7,176    50,000       --
President of         2003   $147,000    --  $ 3,000  $ 5,005   392,000       --
Cellular Immunology

John Cipriano        2005   $150,000    --       --  $ 9,000    30,000  $    30
Senior Vice President
of Regulatory Affairs


(1) The dollar value of base salary (cash and non-cash) received. With respect to the total salaries paid to the persons shown in the table, during the years ended September 30, 2005 and 2004 $11,089 and $134,398, respectively, were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares             Number of               Price
        Were Issued           Shares Issued           Per Share
        -----------           -------------           ---------

         10/07/03                133,390                $1.00
         09/15/04                 19,511                $0.62

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the Price Per Share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2)  The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000 each.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan.

      As of September 30, 2005, the number of shares of CEL-SCI's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of CEL-SCI's common stock were:

      Name                          Shares            Value
      ----                          ------            -----

      Maximilian de Clara          537,527        $  252,638
      Geert R. Kersten           2,663,868        $1,252,018
      Patricia B. Prichep          519,485        $  244,158
      Eyal Talor, Ph.D.            423,796        $  199,184
      Daniel Zimmerman, Ph.D.      445,616        $  209,440
      John Cipriano                 24,287        $   11,415

      Dividends may be paid on shares of restricted stock owned by CEL-SCI's officers and directors, although CEL-SCI has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the table. Includes certain options issued in connection with CEL-SCI's Salary Reduction Plans as well as certain options purchased from CEL-SCI. See "Options Granted During Fiscal Year Ended September 30, 2005" below.

(6) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI. Amounts in the table for fiscal 2003 represent the value of CEL-SCI's common stock issued at below market prices and discussed in (1) above.

Long Term Incentive Plans - Awards in Last Fiscal Year
------------------------------------------------------

      None.

Employee Pension, Profit Sharing or Other Retirement Plans
----------------------------------------------------------

      During 1993 CEL-SCI implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 CEL-SCI's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 2005 expenses for this plan were $79,406. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors
-------------------------

      Standard Arrangements. CEL-SCI currently pays its directors $2,000 each per quarter, plus expenses. CEL-SCI has no standard arrangement pursuant to which directors of CEL-SCI are compensated for any services provided as a director or for committee participation or special assignments.

      Other Arrangements. CEL-SCI has from time to time granted options to its outside directors. See Stock Options below for additional information concerning options granted to CEL-SCI's directors.

Employment Contracts.
---------------------

      In April 2005 CEL-SCI entered into a three-year employment agreement with Mr. de Clara which expires April 30, 2008. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors. On September 8, 2006 the Employment Agreement between the Company and Mr. de Clara is extended to April 30, 2010. The terms of Mr. de Clara's agreement are referenced in the Form 8-K filed with the Securities and Exchange Commission on September 8, 2006.

      The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

      Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     CEL-SCI has a compensation committee which is comprised of Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving. During the year ended September 30, 2005, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation.

      During the year ended September 30, 2005, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options
-------------

      The following tables provides information concerning the options granted during the fiscal year ended September 30, 2005, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

           Options Granted During Fiscal Year Ended September 30, 2005
           -----------------------------------------------------------


                                                                   Potential Realizable
                               % of Total                            Value at Assumed
                                  Options                          Annual Rates of Stock
                                Granted to    Exercise              Price Appreciation
                     Options    Employees in  Price Per Expiration  for Option Term (1)
 Name              Granted (#)  Fiscal Year    Share      Date        5%          10%
------             -----------  ------------  --------- ----------  -----        -----

Maximilian de Clara   50,000       11.16%       $0.48    9/21/2015 $12,007     $24,014
Geert R. Kersten      50,000       11.16%       $0.48    9/21/2015 $12,007     $24,014
Patricia B. Prichep   30,000        6.70%       $0.48    9/21/2015 $ 7,204     $14,408
Eyal Talor, Ph.D.     30,000        6.70%       $0.48    9/21/2015 $ 7,204     $14,408
Daniel Zimmerman,
  Ph.D.               30,000        6.70%       $0.48    9/21/2015 $ 7,204     $14,408
John Cipriano         30,000        6.70%       $0.48    9/21/2015 $ 7,204     $14,408



(1) The potential realizable value of the options shown in the table assuming the market price of CEL-SCI's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                   Option Exercises and Year-End Option Values
                   -------------------------------------------


                                                                  Value (in $) of
                                                                    Unexercised
                                                  Number of        In-the-Money
                                                 Unexercised    Options at Fiscal
                       Shares                    Options (3)        Year-End (4)
                     Acquired On    Value        Exercisable/      Exercisable/
Name                 Exercise (1) Realized (2)   Unexercisable     Unexercisable
----                 ------------ ------------   -------------     -------------

Maximilian de Clara      --          --         939,999 / 274,999   $95,833/ $47,917
Geert R. Kersten         --          --       2,794,667 / 713,333  $315,000/ $157,500
Patricia Prichep         --          --         886,334 / 256,666  $103,667/ $48,333
Eyal Talor               --          --         613,277 / 188,055   $69,361/ $ 31,181
Daniel Zimmerman         --          --         611,001 / 193,999   $72,334/ $ 32,667
John Ciprian             --          --          40,001 / 109,999      $ --/ $ 0



(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2005.

(2) With respect to options exercised during CEL-SCI's fiscal year ended September 30, 2005, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2005, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2005, the market value of the stock underlying those options as of September 30, 2005.

Stock Option and Bonus Plans
----------------------------

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. All Stock Option and Bonus Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) the expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

      (b) the expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) in the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised.

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of CEL-SCI's common stock on the date the option is granted.

      Stock Bonus Plans. Shares of common stock may be granted under the Stock Bonus Plans. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plans, CEL-SCI's employees, directors, officers, consultants and advisors are eligible to receive a grant of CEL-SCI's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of the Company. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of common stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following provides certain information, as of October 6, 2006 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock. The shares reserved under each Plan do not include the shares authorized by the 2006 Plans which are being submitted to CEL-SCI's shareholders for their approval at the 2006 annual meeting.

                              Total       Shares
                              Shares    Reserved for   Shares       Remaining
                             Reserved   Outstanding   Issued as   Options/Shares
Name of Plan                Under Plans   Options    Stock Bonus   Under Plans
------------                ----------- ------------ -----------  --------------

Incentive Stock
 Option Plans                6,100,000    4,339,433         N/A     1,606,833
Non-Qualified Stock
 Option Plans                9,760,000    6,781,362         N/A     1,145,667
Stock Bonus Plans            3,940,000          N/A   1,574,989     2,364,927

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 837,873 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans as of September 30, 2005, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.


                                                              Number of Securities
                                 Number                       Remaining Available
                              of Securities                   For Future Issuance
                              to be Issued  Weighted-Average     Under Equity
                             Upon Exercise  Exercise Price of Compensation Plans,
                             of Outstanding  of Outstanding   Excluding Securities
Plan Category                  Options (a)     Options        Reflected in Column (a)
-------------                -------------- ----------------- -----------------------


Incentive Stock Option Plans      3,972,633        $0.67           1,999,115
Non-Qualified Stock Option Plans  6,215,363        $0.66           2,018,005


Compensation Committee

      During the year ending September 30, 2005 CEL-SCI had a Compensation Committee which, was comprised of Maximilian de Clara, Alexander Esterhazy and
C. Richard Kinsolving. During the year ended September 30, 2005 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with CEL-SCI's Board of Director's meetings.

      During the year ended September 30, 2005, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation. During the year ended September 30, 2005, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

      CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      In April 2005 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The April 2005 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000. Since the terms of the employment contract established the compensation paid to Mr. de Clara, there was no relationship between CEL-SCI's performance and Mr. de Clara's compensation for the last completed fiscal year.

      Effective August 1, 2003, CEL-SCI entered into a three-year employment agreement with Geert R. Kersten. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In renewing Mr. Kersten's employment contract the Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI. During the fiscal year ending September 30, 2005 the compensation paid to Mr. Kersten was based on his employment contract which became effective on August 1, 2003 and Mr. Kersten's previous employment agreement.

      As explained in Note (1) to the Executive Compensation table, during the year ended September 30, 2005 Mr. de Clara and Mr. Kersten agreed to accept restricted shares of CEL-SCI's common stock for part of the compensation payable pursuant to their employment contracts.

      During the year ending September 30, 2005, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI' other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

      During the year ended September 30, 2005 CEL-SCI granted options for the purchase of 220,000 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

      Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2005 CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                              C. Richard Kinsolving


Comparison of Five Year Cumulative Total Return Among Cel-Sci Corporation, the Amex Market Value ($U.S. and Foreign) Index, and a Peer Group

      Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on CEL-SCI's common stock with the cumulative total return of the Amex Market Value Index and a Biotechnology peer group for the five fiscal years ending September 30, 2005.

     The members of the Peer Group used for purposes of the following comparison, and their respective trading symbols, are: Epimmune, Inc. (EPMN), Neoprobe Corp. (NEOP) and Immune Response Corp. (IMNR).

                                              Cumulative Total Return *
                                         ------------------------------------
                                         9/00    9/01     9/02   9/03    9/04

CEL-SCI CORPORATION                    $100.00  $60.91  $ 8.18 $ 42.27 $ 25.91
AMEX MARKET VALUE (U.S. & FOREIGN)      100.00   87.48   94.05  115.38  142.24
PEER GROUP                              100.00   23.74    6.85   10.97    8.87

* $100 invested on 9/30/00 in stock or index - including reinvestment of dividends. Fiscal year ending September 30.

Audit Committee

      During the year ended September 30, 2005 CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. The members of the Audit Committee are independent as independence is defined by
Section 121(A) of the American Stock Exchange's Listing Standards. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's auditors and review CEL-SCI's financial statements with CEL-SCI's independent registered public accounting firm. During the fiscal year ended September 30, 2005, the Audit Committee met seven times. All members of the Audit Committee attended these meetings.

    The following is the report of the Audit Committee.

(1) the Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2005 with CEL-SCI's management.
(2) the Audit Committee discussed with CEL-SCI's independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.
(3) the Audit Committee has received the written disclosures and the letter from CEL-SCI's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and had discussed with CEL-SCI's independent registered public accounting firm the independent registered public accounting firm's independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.
(5) during the year ended September 30, 2005 CEL-SCI paid BDO Seidman LLP, CEL-SCI's independent registered public accounting firm, other audit related fees of $9,773 for reviewing various registration statements filed by CEL-SCI during the year. The Audit Committee is of the opinion that these fees are consistent with maintaining its independence from CEL-SCI.

      The foregoing report has been approved by the members of the Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

      CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed as an appendix to the proxy statement relating to CEL-SCI's March 31, 2004 annual meeting of shareholders.

PROPOSAL TO ADOPT 2006 INCENTIVE STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2006 Incentive Stock Option Plan. The purpose of the 2006 Incentive Stock Option Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees.

      The 2006 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any options pursuant to this plan.

      Any options under the 2006 Incentive Stock Option Plan must be granted before May 31, 2016. If adopted, the 2006 Incentive Stock Option Plan will function and be administered in the same manner as CEL-SCI's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2006 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2006 NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2006 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2006 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must mot be in connection with the offer or sale of securities in a capital-raising transaction.

      The 2006 Non-Qualified Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement CEL-SCI had not granted any options under the 2006 Non-Qualified Plan.

      The 2006 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2006 Non-Qualified Plan.

PROPOSAL TO ADOPT 2006 STOCK BONUS PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2006 Stock Bonus Plan. The purpose of the 2006 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

      Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Prior to January 1, 1998 CEL-SCI's contribution to the 401(k) Plan was made in cash. Effective January 1, 1998 CEL-SCI's employees approved a change in the plan such that CEL-SCI's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the shareholder's interest with that of CEL-SCI's employees.

      The 2006 Stock Bonus Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any stock bonuses pursuant to the 2006 Stock Bonus Plan.

      The 2006 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2006 Stock Bonus Plans.

PROPOSAL TO AMEND CEL-SCI'S STOCK COMPENSATION PLAN

      During the two years ended September 30, 2005 CEL-SCI issued 25,050 shares of its common stock to its officers, directors and employees in payment of $15,531 in salaries, fees and other compensation owed to these persons. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors and employees the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

      CEL-SCI's common stock trades on the American Stock Exchange. AMEX-listed corporations must obtain shareholder approval for arrangements which permit officers, directors, employees or consultants to receive a listed corporation's shares in payment of compensation.

      To comply with the AMEX requirements in this regard CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that up to 1,000,000 shares of CEL-SCI'S common stock would be available for issuance under the Plan. At the 2005 Annual Meeting, CEL-SCI's shareholders approved an amendment to the Stock Compensation Plan such that 1,500,000 shares of common stock would be available for issuance under the plan.

      So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has approved an amendment to the Stock Compensation Plan so that an additional 2,000,000 shares of restricted common stock would be available for issuance under the Plan. The Board of Directors recommends that the shareholders of CEL-SCI approve the amendment to the Stock Compensation Plan.

SERIES K NOTES AND WARRANTS

    On August 4, 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to a group of private investors for $8,300,000. The notes bear interest annually at the greater of 8% or the LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured by substantially all of CEL-SCI's assets.

      Interest is payable quarterly with the first interest payment due on September 30, 2006. Beginning March 4, 2007 CEL-SCI is required to make monthly payments of $207,500 toward the principal amount of the Notes.

      At the holder's option the Series K notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. Initially, the Conversion Price is $0.86.

      At CEL-SCI's election, interest or principal may be paid in CEL-SCI's common stock. In the event CEL-SCI elects to pay interest or principal in shares of its common stock, the number of shares of common stock to be issued to each holder will be determined by dividing the amount payable by the lower of the Conversion Price (as it may be adjusted in accordance with the terms of the note), or the Market Price as of the applicable payment date.

      CEL-SCI may not use its common stock to pay interest or principal unless each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient for the issuance; (ii) the shares of common stock to be issued in payment for principal and interest may be sold by the Holder pursuant to an effective Registration Statement covering the shares or, in the alternative, all the shares may be sold without volume restrictions pursuant to Rule 144(k); (iii) CEL-SCI's common stock is listed (and is not suspended from trading) on the American Stock Exchange and the shares of common stock are approved for listing on the American Stock Exchange upon issuance; (iv) CEL-SCI is not the subject of any bankruptcy proceeding; (v) CEL-SCI is not in default with respect to any material obligation in its agreements with the investors which purchased the convertible notes; and (vi) no public announcement of a proposed change in the control of CEL-SCI has occurred that has not been consummated.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the Conversion Price but below the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares, the Conversion Price will be reduced to equal the amount determined by the following formula:

      CP  x  (S1 + S2)  =  NCP
      ----------------
           S3

Where:
         CP   =   the Conversion Price in effect immediately prior to the
                  issuance of common stock or securities convertible into common stock

         S1   =   the sum of the number of shares of CEL-SCI's common stock
                  outstanding immediately prior to the issuance;

         S2   =   the number of shares of CEL-SCI's common stock that the
                  price paid for the common stock issued (or the lowest price at which securities are convertible into CEL-SCI's common stock) would purchase at the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares

         S3   =   the number of shares of common stock outstanding, or which would be outstanding if all convertible securities were converted into shares of CEL-SCI's common stock, immediately after the issuance.

         NCP  =   New Conversion Price

      However, the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

     o in connection with a bona fide joint venture, strategic partnership, or strategic alliance, the primary purpose of which is not to raise cash;

     o upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with the Company's stock option, stock bonus or similar plans;

     o    to key officers of CEL-SCI in lieu of their respective salaries;

     o pursuant to the conversion or exercise of securities which were outstanding prior to August 4, 2006;

     o pursuant to a firm commitment underwritten public offering in an amount greater than $15,000,000.

    The Conversion Price will also be proportionately adjusted in the event of any stock splits.

    So long as the Series K notes are outstanding CEL-SCI may not:

     o declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock;

     o    purchase or otherwise acquire for value any of its capital stock;

     o become obligated on any debt that is senior or equal in any respect to CEL-SCI's obligations under the Series K Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets purchased) or indebtedness under capital lease obligations (which will be senior only as to the assets leased);

     o issue securities convertible into common stock with a conversion price or a number of shares issuable upon conversion that floats or is subject to adjustment based upon the market price of CEL-SCI's common stock.

      Upon the occurrence of any of the following events CEL-SCI is required to collectively pay the holders of the Series K notes $124,500 in cash at the time of the occurance and each month that the occurrence continues:

     o the effectiveness of the Registration Statement, of which this prospectus is a part, lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of three or more consecutive trading days, or five trading days which need not be consecutive, in any twelve month period;

     o the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of three consecutive trading days or seven trading days, which need not be consecutive, in any twelve month period;

     o    the Series K warrants may not be exercised for any reason:

      The $124,500 referred to above will be increased to $166,000 if any event listed above occurs on or after February 1, 2007.

      CEL-SCI will not have any liability when the shares of common stock issued or issuable upon the conversion of the Series K Notes or the exercise of the Series K Warrants can be sold pursuant to Rule 144(k) or to any note holder which requires CEL-SCI to purchase the notes in an event of default.

      The Series K warrants allow the note holders to initially purchase up to 5,211,628 shares of CEL-SCI's common stock at a price of $0.95 per share at any time between February 4, 2007 and February 4, 2012.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series K warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the exercise price but below the market price of CEL-SCI's common stock, the exercise price of the Series K warrants will be lowered to a price determined by the following formula:

      EP  x  (S1 + S2)  =  NEP
      ----------------
               S3

Where:

     EP  =    the Exercise Price in effect immediately prior to the issuance of common stock or securities convertible into common stock.

     S1  =    the sum of the number of shares of CEL-SCI's common stock
              outstanding immediately prior to the issuance.

     S2  =    the number of shares of CEL-SCI's common stock that the price paid for the common stock issued (or the lowest price at which securities are convertible into CEL-SCI's common stock) would purchase at the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares.

     S3  =    the number of shares of common stock outstanding, or which would be outstanding if all convertible securities were converted into shares of CEL-SCI's common stock, immediately after the issuance.

     NEP =    New Exercise Price.

      If the warrant exercise price is decreased, the number of shares of common stock issuable upon the exercise of the warrant will be increased according to the following formula:

     WS   x EP1  =  NWS
            ---
            EP2

Where:

      WS  =    The number of shares issuable upon the exercise of warrants based upon the exercise price prior to adjustment.

      EP1 =    The old exercise price of the warrants.

      EP2 =    The new exercise price of the warrants.

      NWS = The number of shares of CEL-SCI's common stock issuable based upon the new exercise price of the warrants.

      The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will also be proportionately adjusted in the event of any stock splits.

      However, neither the exercise price of the Series K warrants nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

      Any of the following are an event of default:

     o    CEL-SCI fails to make any interest or principal payment when due;

     o CEL-SCI fails for any reason to deliver a certificate within five trading days after delivery of the certificate is required pursuant to any agreement with the note holders;

     o the conversion or exercise rights of the note or warrant holders is suspended for any reason;

     o CEL-SCI fails to have available a sufficient number of authorized but unissued shares of common stock available for issuance upon the conversion of the notes or the exercise of the warrants;

     o CEL-SCI's common stock is not listed on the American Stock Exchange or other public trading market;

     o the effectiveness of the Registration Statement, of which this prospectus is a part, lapses for any reason;

     o the holders of the notes and warrants are not permitted to sell any shares under the Registration Statement, in either case, for three or more consecutive trading days or five trading days (which need not be consecutive trading days in any twelve month period) and the common stock issued or issuable upon the conversion of the notes cannot be sold pursuant to Rule 144(k);

     o CEL-SCI breaches any representation or warranty or covenant or defaults in the timely performance of any other obligation in its agreement with the note holders and the breach or default continues uncured for a period of 20 days after the date on which notice of the breach or default is first given to CEL-SCI;

     o CEL-SCI defaults in any of its obligations under any other note or credit agreement or long term lease in an amount exceeding $1,000,000, and the default continues for a period of five days and results in the indebtedness becoming payable prior to the date on which it would otherwise become payable;

     o a judgment or judgments for the payment of money in excess of $250,000 are rendered against CEL-SCI and are not bonded, discharged or stayed pending appeal within sixty (60) days after the entry of the judgment, or are not discharged within sixty (60) days after the expiration of the stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $250,000 amount; or

     o CEL-SCI files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against CEL-SCI.

      At any time after an event of default, any holder has the option to require CEL-SCI to repurchase all or any portion of:

     o the outstanding principal amount of the note, at a price equal to the greater of 115% of the outstanding principal, plus all accrued but unpaid interest, or the Event Equity Value of the shares issuable upon conversion of the outstanding note principal and all accrued but unpaid interest; and

     o any shares issued to the holder upon any conversion of notes, and still owned by the holder, at a price per share equal to the Event Equity Value for the shares.

      At any time after August 4, 2009, any note holder will have the right to require CEL-SCI to redeem all or any portion of the outstanding principal amount of the notes, plus all accrued but unpaid interest.

      So long as the Series K notes are outstanding, the note holders have a right to participate in any subsequent financings involving CEL-SCI.

      CEL-SCI has filed a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Series K notes or the exercise of the Series K warrants may be resold in the public market.

      For purposes of the notes the term:

      "LIBOR" means the annual rate of interest offered for deposits in U.S. dollars which appears on page six of any relevant Telerate, Bloomberg or Reuter page as of 11:00 a.m. London time two business days prior to the first day of any calendar quarter.

      "Event Equity Value" means 115% of the average of the VWAP for each of the five trading days preceding the date of the notice requiring any payment by this method.

       "Market Price" means 90% of the arithmetic average of the VWAP for each of the 20 trading days ending immediately prior to the applicable interest or principal payment date, as the case may be.

      "VWAP" means for any particular period the volume weighted average trading price per share of CEL-SCI's common stock.

AMEX Requirements

      CEL-SCI's common stock trades on the American Stock Exchange. The rules of the AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if 20% or more of a corporation's common stock will be sold in a private offering and below the greater of the book value or market price of the corporation's common stock.

      Under the AMEX rule, the issuance of any common stock upon the payment or conversion of the Series K notes at a price less than $0.75 (the market price of CEL-SCI's common stock on the date the notes were sold) would be a sale of CEL-SCI's common stock at less than market price.

      In addition, if any of the Series K warrants are exercised at a price below $0.75 the AMEX will consider these shares to have been sold at less than market price.

      As of August 4, 2006 CEL-SCI had 81,502,038 outstanding shares of common stock. It is possible, depending upon the future prices of CEL-SCI's common stock, that more than 16,300,407 shares (or 20% of CEL-SCI's outstanding shares on August 4, 2006) could be issued pursuant to the terms of the Series K notes and warrants at a price which the AMEX would consider to be below market price.

      In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of CEL-SCI's common stock, the Series K notes and the Series K warrants provide that no more than 16,300,407 shares may be issued unless CEL-SCI obtains shareholder approval for the issuance of such additional shares.

      If a majority of the shareholders voting at the annual meeting do not approve the additional issuance of shares, and CEL-SCI is required to issue more than 16,300,407 shares at below market price, CEL-SCI will be required to pay the holders of the Series K notes the then outstanding principal balance of the notes.

    CEL-SCI is requesting its shareholders to approve the issuance of such number of common shares as may be required by the terms of the Series K notes and warrants. CEL-SCI's Board of Directors believes that approval of this proposal is in the best interests of both CEL-SCI and its shareholders and unanimously recommends that shareholders vote "FOR" this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Directors has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2006. BDO Seidman served as CEL-SCI's independent registered public accounting firm for the fiscal year ended September 30, 2005. A representative of BDO Seidman is expected to be present at the shareholders' meeting.

Accounting Firm Fees
--------------------

      Deloitte & Touche LLP served as CEL-SCI's auditors for the years ended September 30, 2004 and 2003. The following table shows the aggregate fees billed to CEL-SCI for these years by Deloitte & Touche LLP:

                                                Year Ended September 30,
                                                2005                2004
                                                ----                ----

Audit Fees                                   $124,388            $131,000
Audit-Related Fees                             24,500              91,787
Financial Information Systems                      --                  --
Design and Implementation Fees                     --                  --
Tax Fees                                           --                  --
All Other Fees                                     --                  --

      Audit fees represent amounts billed for professional services rendered for the audit of the CEL-SCI's annual financial statements and the reviews of the financials statements included in CEL-SCI's 10-Q reports for the fiscal year. Audit Related Fees represent amounts charged for reviewing various registration statements filed with the SEC by CEL-SCI during the year as well as the successor auditor review work. Before Deloitte & Touche LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee.

      BDO Seidman, LLP served as CEL-SCI's auditors for the year ended September 30, 2005. The following table shows the aggregate fees billed to CEL-SCI during this year by BDO Seidman, LLP:

                                                Year Ended September 30, 2005
                                                -----------------------------

Audit Fees                                                  $73,205
Audit-Related Fees                                            9,773
Financial Information Systems                                    --
Design and Implementation Fees                                   --
Tax Fees                                                         --
All Other Fees                                                   --

      Audit fees represent amounts billed for professional services rendered for the audit of the CEL-SCI's annual financial statements and the reviews of the financials statements included in CEL-SCI's 10-Q reports for the fiscal year. Audit Related Fees represent amounts charged for acceptance procedures and services performed concerning a financing. Before BDO Seidman, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee. CEL-SCI's Board of Directors is of the opinion that the Audit Related Fees charged by BDO Seidman, LLP are consistent with BDO Seidman, LLP maintaining its independence from CEL-SCI.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      CEL-SCI's Annual Report on Form 10-K for the year ending September 30, 2005 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's year ending September 30, 2006 must be received by the Secretary of CEL-SCI no later than February 28, 2007.

                                     GENERAL

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2005 fiscal year, is included in this mailing.

      CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

      Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                              CEL-SCI CORPORATION                         PROXY
           This Proxy is solicited by the Company's Board of Directors

 The undersigned stockholder of the Company acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held November 17, 2006, 12:00 P.M. local time, at the Steigenberger Frankfurter Hof, Am Kaiserplatz, 60311 Frankfurt am Main, Germany and hereby appoints Maximilian de Clara and Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

 (1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.

    [ ]  FOR all nominees listed below (except as marked to the contrary below)

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

 Nominees:   Maximilian de Clara     Geert R. Kersten    Alexander G. Esterhazy
                      C. Richard Kinsolving        Peter R. Young

 (2) To approve the adoption of the Company's 2006 Incentive Stock Option Plan.

                   [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

 (3) To approve the adoption of the Company's 2006 Non-Qualified Stock Option Plan.

                   [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

 (4) To approve the  adoption of the  Company's 2006 Stock Bonus Plan`.

                   [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

 (5) To approve an amendment to the Company's Stock Compensation Plan so that an additional 2,000,000 restricted shares of CEL-SCI's common stock are available for issuance under the Plan

                    [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

 (6) To approve the issuance of CEL-SCI's common stock for the conversion or payment of the Company's Series K notes and upon the exercise of the Company's Series K warrants.

                    [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

 (7) To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2007.

                    [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

   To transact such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 7.

                                            Dated this __ day of _______, 2005.


                                            _________________________________
                                                      (Signature)


                                            _________________________________
                                                      (Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.